EXHIBIT 10.26

Citizens Bancshares Corporation

Annual PEO and PFO Certification For Fiscal Years Other than the First Year

I, Cynthia N. Day, President/Chief Executive Officer and I, Samuel J. Cox, Executive Vice President/Chief Financial Officer, certify, based on my knowledge, that:

(i)            The entity serving as the compensation committee (the “Committee”) of Citizens Bancshares Corporation (the “Company”) has discussed, reviewed, and evaluated with senior risk officer at least every six months during any part of the most recently completed fiscal year that was a TARP period, senior executive officer (SEO) compensation plans and employee compensation plans and the risks these plans pose to the Company and each entity aggregated with the Company as the “TARP Recipient” as defined in the regulations and guidance established under section 111 of EESA (collectively referred to as the “TARP Recipient”);

(ii)            The Committee has identified and limited during any part of the most recently completed fiscal year that was a TARP period any features of the SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of the TARP Recipient and has identified any features of the employee compensation plans that pose risks to the TARP Recipient and has limited those features to ensure that the TARP Recipient is not unnecessarily exposed to risks;

(iii)          The Committee has reviewed, at least every six months during any part of the most recently completed fiscal year that was a TARP period, the terms of each employee compensation plan and identified any features of the plan that could encourage the manipulation of reported earnings of the TARP Recipient to enhance the compensation of an employee, and has limited any such features;

(iv)          The Committee will certify to the reviews of the SEO compensation plans and employee compensation plans required under (i) and (iii) above;

(v)           The Committee will provide a narrative description of how it limited during any part of the most recently completed fiscal year that was a TARP period the features in:

(A)       SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of the TARP Recipient;

(B)       Employee compensation plans that unnecessarily expose the TARP Recipient to risks; and

(C)       Employee compensation plans that could encourage the manipulation of reported earnings of the TARP Recipient to enhance the compensation of an employee;

(vi)          The TARP Recipient has required that bonus payments, as defined in the regulations and guidance established under section 111 of EESA (bonus payments), to SEOs and any of the next twenty most highly compensated employees be subject to a recovery or “clawback” provision during any part of the most recently completed fiscal year that was a TARP period if the bonus payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;

(vii)         The TARP Recipient has prohibited any golden parachute payment, as defined in the regulations and guidance established under section 111 of EESA, to an SEO or any of the next five most highly compensated employees during any part of the most recently completed fiscal year that was a TARP period.

(viii)        The TARP Recipient has limited bonus payments to its applicable employees in accordance with section 111 of EESA and the regulations and guidance established thereunder during any part of the most recently completed fiscal year that was a TARP period.

(ix)           The TARP Recipient and its employees have complied with the excessive or luxury expenditures policy, as defined in the regulations and guidance established under section 111 of EESA, during any part of the most recently completed fiscal year that was a TARP period; and any expenses that, pursuant to the policy, required approval of the board of directors, a committee of the board of directors, an SEO, or an executive officer with a similar level of responsibility, were properly approved;

(x)            The TARP Recipient will permit a non-binding shareholder resolution in compliance with any applicable Federal securities rules and regulations on the disclosures provided under the Federal securities laws related to SEO compensation paid or accrued during any part of the most recently completed fiscal year that was a TARP period;

(xi)           The TARP Recipient will disclose the amount, nature, and justification for the offering, during any part of the most recently completed fiscal year that was a TARP period, of any perquisites, as defined in the regulations and guidance established under section 111 of EESA, whose total value exceeds $25,000 for any employee who is subject to the bonus payment limitations identified in paragraph (viii);

(xii)          The TARP Recipient will disclose whether the TARP Recipient, the board of directors of the Company, or the Committee has engaged during any part of the most recently completed fiscal year that was a TARP period a compensation consultant; and the services the compensation consultant or any affiliate of the compensation consultant provided during this period;

(xiii)         The TARP Recipient has prohibited the payment of any gross-ups, as defined in the regulations and guidance established under section 111 of EESA, to the SEOs and the next twenty most highly compensated employees during any part of the most recently completed fiscal year that was a TARP period.

(xiv)         The TARP Recipient has substantially complied with all other requirements related to employee compensation that are provided in the agreement between the TARP Recipient and Treasury, including any amendments;

(xv)          The TARP Recipient has submitted to Treasury a complete and accurate list (see attached) of the SEOs and the twenty next most highly compensated employees for the current fiscal year, with the non-SEOs ranked in descending order of level of annual compensation, and with the name, title, and employer of each SEO and most highly compensated employee identified; and

(xvi)         I understand that a knowing and willful false or fraudulent statement made in connection with this certification may be punished by fine, imprisonment, or both. (See, for example 18 U.S.C. 1001.)

Date: March 31, 2015	/s/ Cynthia N. Day
Cynthia N. Day
President/Chief Executive Officer

Date: March 31, 2015	/s/ Samuel J. Cox
Samuel J. Cox
Executive Vice President/
Chief Financial Officer